Exhibit 99(a)

Windstream reports higher revenue, cash flow in first quarter

Company buys back $100 million in shares during quarter

Release date: May 9, 2008

LITTLE ROCK, Ark. – Windstream Corporation (NYSE: WIN) delivered a strong financial performance in the first quarter, posting higher revenue and operating cash flow. The company also repurchased approximately 8.4 million shares for $100 million during the quarter as part of a $400 million share repurchase plan authorized by the board of directors in February.

“Windstream continues to deliver strong operating and financial results in a challenging economic environment that, to date, does not appear to be having much effect on our business,” said Jeff Gardner, president and CEO. “We are successfully replacing residential voice revenue streams with growth in data, special access and long-distance. Our business channel is showing growth year-over-year, and our team continues to manage expenses and capital expenditures efficiently.”

Windstream achieved diluted earnings per share for the quarter under Generally Accepted Accounting Principles (GAAP) of 27 cents, which included $1.6 million in merger and integration expenses for a billing system conversion related to the acquisition of CT Communications.

Financial highlights:

Among the highlights for the first quarter on a GAAP basis:

•	Revenues were $812 million, a 4 percent increase from a year ago.

•	Operating income was $299 million, an 11 percent increase year-over-year.

•	Net income was $124 million, a 24 percent increase from a year ago.

Among the pro forma highlights for the first quarter from current businesses:

•	Revenues were $812 million, a 1 percent increase from a year ago.

•	Operating income before depreciation and amortization was $423 million, a 4 percent increase year-over-year.

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Windstream reports higher revenue

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•	Operating income was $300 million, an 11 percent increase from a year ago.

•	Average revenue per customer was $82.52, an increase of 6 percent from a year ago.

•	Capital expenditures were $56 million, a 38 percent decrease year-over-year.

Operating highlights:

Windstream added almost 40,000 broadband customers during the quarter, bringing its total broadband customer base to approximately 911,000 – an increase of 22 percent year-over-year and a 29 percent penetration rate of total access lines.

Windstream added approximately 15,000 digital TV customers, bringing its total customer base to more than 210,000, or 11 percent penetration of primary residential lines.

Total access lines declined by approximately 42,000. Total lines at the end of the quarter were 3.16 million, a decline of 4.9 percent year-over-year.

“We recently doubled broadband download speeds to offer 3-Mbps service to virtually all of our broadband customers and up to 12-Mbps service in certain areas. This upgrade increases our competitiveness and provides a platform to sell faster speeds and additional products and services, which is an important part of our strategy to transform this business to a broadband-centric model,” Gardner said.

Lower dividend payout ratio expected

With the recent passage of the Economic Stimulus Act of 2008, Windstream now expects its cash tax rate to be in the mid-20 percent range down from the low-30 percent range, which will significantly lower the expected dividend payout ratio for 2008.

Conference call

Windstream will hold a conference call at 7:30 a.m. CDT today to review the company’s first-quarter earnings results.

To access the call:

Interested parties can access the call by dialing 1-866-873-7782, conference ID 42427797, 10 minutes prior to the start time.

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The international dial-in number is 1-660-422-4943, conference ID 42427797.

To access the call replay:

A replay of the call will be available beginning at 10:30 a.m. CDT today and ending at midnight CDT on May 23. The replay can be accessed by dialing 1-800-642-1687, conference ID 42427797.

The international dial-in number for the replay is 1-706-645-9291, conference ID 42427797.

Web cast information:

The conference call also will be streamed live over the company’s Web site at www.windstream.com/investors. Financial, statistical and other information related to the call will be posted on the site. A replay of the Web cast will be available on the Web site beginning at 10:30 a.m. CDT today.

About Windstream

Windstream Corporation is an S&P 500 company that provides voice, broadband and entertainment services to customers in 16 states. The company has approximately 3.2 million access lines and about $3.3 billion in annual revenues. For more information, visit www.windstream.com.

Windstream was formed July 17, 2006, through the spinoff of Alltel’s wireline business and its merger with VALOR Communications Group, Inc. The company acquired CT Communications (CTC) on Aug. 31, 2007.

Windstream’s GAAP results reflect CTC’s business starting Sept. 1, 2007. Pro forma results from current businesses are non-GAAP financial measures that include results from CTC for periods prior to the merger and exclude results from the split-off of the company’s directory publishing business completed on Nov. 30, 2007, and merger and integration costs related to the CTC and directory publishing transactions. A reconciliation of pro forma results from current businesses to the comparable GAAP measures is included in the following financial schedules.

Windstream claims the protection of the safe-harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. Forward-looking statements, including the statements regarding Windstream’s expected cash tax rate and dividend payout ratio for 2008, are subject to uncertainties that could cause actual future events and results to differ materially from those expressed in the forward-looking statements. These forward-looking statements are based on estimates, projections, beliefs and assumptions that Windstream believes are reasonable but are not guarantees of future events and results. Actual future events and results of Windstream may differ materially from

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those expressed in these forward-looking statements as a result of a number of important factors. Factors that could cause actual results to differ materially from those contemplated above include, among others: adverse changes in economic conditions in the markets served by Windstream; the extent, timing and overall effects of competition in the communications business; continued access line loss; the impact of new, emerging or competing technologies; the risks associated with the integration of acquired businesses or the ability to realize anticipated synergies, cost savings and growth opportunities; the availability and cost of financing in the corporate debt markets; the potential for adverse changes in the ratings given to Windstream’s debt securities by nationally accredited ratings organizations; the effects of federal and state legislation, rules and regulations governing the communications industry; the adoption of inter-carrier compensation and/or universal service reforms by the Federal Communications Commission or Congress that results in a significant loss of revenue to Windstream; an adverse development regarding the tax treatment of the spinoff from Alltel on July 17, 2006, and the restrictions on certain financing and other activities imposed by the tax sharing agreement with Alltel; material changes in the communications industry generally that could adversely affect vendor relationships with equipment and network suppliers and customer relationships with wholesale customers; unexpected results of litigation; the effects of work stoppages; the impact of equipment failure, natural disasters or terrorist acts; the ability to execute the company’s share repurchase program or the ability to achieve the desired accretive effect from such repurchases; and those additional factors under the caption “Risk Factors” in Windstream’s Form 10-K for the year ended Dec. 31, 2007. In addition to these factors, actual future performance, outcomes and results may differ materially because of more general factors including, among others, general industry and market conditions and growth rates, economic conditions, and governmental and public policy changes. Windstream undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. The foregoing review of factors that could cause Windstream’s actual results to differ materially from those contemplated in the forward-looking statements should be considered in connection with information regarding risks and uncertainties that may affect Windstream’s future results included in Windstream’s filings with the Securities and Exchange Commission at www.sec.gov.

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Media Relations Contact:

David Avery, 501-748-5876

david.avery@windstream.com

Investor Relations Contacts:

Mary Michaels, 501-748-7578

mary.michaels@windstream.com

Rob Clancy, 501-748-5550

rob.clancy@windstream

WINDSTREAM CORPORATION

UNAUDITED CONSOLIDATED STATEMENTS OF INCOME-Page 1

(In millions, except per share amounts)

	THREE MONTHS ENDED			%
	March 31, 2008	(B) March 31, 2007	Increase (Decrease) Amount
UNDER GAAP:
Revenues and sales:
Service revenues	$771.5	$717.3	$54.2	8
Product sales	40.2	66.4	(26.2)	(39)

Total revenues and sales	811.7	783.7	28.0	4

Costs and expenses:
Cost of services	253.6	235.3	18.3	8
Cost of products sold	35.1	44.5	(9.4)	(21)
Selling, general, administrative and other	99.3	104.4	(5.1)	(5)
Depreciation and amortization	122.8	125.1	(2.3)	(2)
Restructuring charges	0.6	3.2	(2.6)	(81)
Merger and integration costs	1.6	1.6	—	—

Total costs and expenses	513.0	514.1	(1.1)	—

Operating income	298.7	269.6	29.1	11
Other income, net	5.6	5.2	0.4	8
Interest expense	(105.0)	(114.7)	9.7	8

Income before income taxes	199.3	160.1	39.2	24
Income taxes	75.6	60.2	15.4	26

Net income	$123.7	$99.9	$23.8	24

Weighted average common shares:
Basic	449.4	473.5	(24.1)	(5)
Diluted	450.5	474.6	(24.1)	(5)

Earnings per share:
Basic	$.28	$.21	$.07	33
Diluted	$.27	$.21	$.06	30

PRO FORMA RESULTS OF OPERATIONS FROM CURRENT BUSINESSES (A):
Revenues and sales	$811.7	$806.0	$5.7	1
Operating income before depreciation and amortization (OIBDA)	$423.1	$404.9	$18.2	4

(A)	Pro forma results from current businesses adjusts results of operations under Generally Accepted Accounting Principles (“GAAP”) for the effects of the Company’s split off of the directory publishing business and the acquisition of CT Communications, Inc. (“CTC”). For further details of these adjustments, see the Notes to Unaudited Reconciliations of Results of Operations Under GAAP to Pro Forma Results from Current Businesses.
(B)	Certain amounts previously reported have been reclassified to conform to the current year presentation of the consolidated financial statements. These reclassifications did not impact net income.

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WINDSTREAM CORPORATION

UNAUDITED SUPPLEMENTAL OPERATING INFORMATION-Page 2

(Dollars in millions, except per customer amounts)

	THREE MONTHS ENDED
	March 31, 2008	March 31, 2007	Increase (Decrease) Amount	%
UNDER GAAP:
Wireline:
Revenues and sales	$787.9	$750.4	$37.5	5
Access lines	3,161.2	3,189.4	(28.2)	(1)
Net access line losses:
Internal	(41.9)	(29.9)	(12.0)	(40)
Acquired	—	—	—	—

Net access line losses	(41.9)	(29.9)	(12.0)	(40)

Average access lines	3,182.5	3,201.3	(18.8)	(1)
High-speed Internet customers	911.0	715.4	195.6	27
Net high-speed Internet additions:
Internal	39.6	59.3	(19.7)	(33)
Acquired	—	—	—	—

Net high-speed Internet additions	39.6	59.3	(19.7)	(33)

Average revenue per customer per month (A)	$82.52	$78.13	$4.39	6
Digital satellite television customers	210.4	122.3	88.1	72
Net digital satellite television additions:
Internal	14.8	34.5	(19.7)	(57)
Acquired	—	—	—	—

Net digital satellite television additions	14.8	34.5	(19.7)	(57)

Long distance customers	2,069.3	1,947.6	121.7	6
Net long distance customer additions (losses):
Internal	2.7	(9.4)	12.1
Acquired	—	—	—

Net long distance customer additions (losses)	2.7	(9.4)	12.1

Wireless:
Wireless customers	51.8	—	51.8	—
Net wireless customer additions:
Internal	0.3	—	0.3	—
Acquired	—	—	—	—

Net wireless customer additions	0.3	—	0.3	—

Consolidated:
Capital expenditures	$55.8	$80.0	$(24.2)	(30)

FROM PRO FORMA RESULTS (B)
Wireline:
Revenues and sales	$787.9	$779.4	$8.5	1
Access lines	3,161.2	3,325.3	(164.1)	(5)
Net access line losses	(41.9)	(32.2)	(9.7)	(30)
Average access lines	3,182.5	3,339.2	(156.7)	(5)
High-speed Internet customers	911.0	744.1	166.9	22
Net high-speed Internet additions	39.6	61.5	(21.9)	(36)
Average revenue per customer per month (A)	$82.52	$77.80	$4.72	6
Digital satellite television customers	210.4	122.3	88.1	72
Long distance customers	2,069.3	2,068.6	0.7	—

Wireless:
Wireless customers	51.8	49.8	2.0	4

Consolidated:
Capital expenditures	$55.8	$90.5	$(34.7)	(38)

(A)	Average revenue per customer per month is calculated by dividing total wireline revenues by average customers for the period.
(B)	Pro forma results from current businesses adjusts results of operations under GAAP for the effects of the Company’s split off of the directory publishing business and the acquisition of CTC. For further details of these adjustments, see the Notes to Unaudited Reconciliations of Results of Operations Under GAAP to Pro Forma Results from Current Businesses.

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WINDSTREAM CORPORATION

UNAUDITED CONSOLIDATED BALANCE SHEETS UNDER GAAP-Page 3

(In millions)

	March 31, 2008	December 31, 2007
ASSETS
CURRENT ASSETS:
Cash and short-term investments	$53.5	$72.0

Accounts receivable (less allowance for doubtful accounts of $13.7 and $13.3, respectively)	329.4	327.1
Inventories	30.8	30.1
Deferred income taxes	32.0	32.0
Prepaid expenses and other	43.0	40.5
Acquired assets held for sale	10.0	26.6

Total current assets	498.7	528.3

Goodwill	2,276.4	2,276.4
Other intangibles	1,184.6	1,198.5
Net property, plant and equipment	3,986.5	4,042.3
Other assets	196.7	195.7

TOTAL ASSETS	$8,142.9	$8,241.2

LIABILITIES AND SHAREHOLDERS’ EQUITY
CURRENT LIABILITIES:
Current maturities of long-term debt	$24.3	$24.3
Accounts payable	163.1	161.9
Advance payments and customer deposits	97.0	91.4
Accrued dividends	111.8	113.6
Accrued taxes	84.6	52.6
Accrued interest	70.7	139.6
Other current liabilities	63.6	75.4

Total current liabilities	615.1	658.8

Long-term debt	5,342.9	5,331.2
Deferred income taxes	1,131.0	1,136.6
Other liabilities	458.9	414.8

SHAREHOLDERS’ EQUITY:
Common stock	—	—
Additional paid-in capital	190.2	286.8
Accumulated other comprehensive loss	(123.1)	(103.0)
Retained earnings	527.9	516.0

Total shareholders’ equity	595.0	699.8

TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$8,142.9	$8,241.2

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WINDSTREAM CORPORATION

UNAUDITED CONSOLIDATED STATEMENTS OF CASH FLOWS UNDER GAAP-Page 4

(In millions)

	THREE MONTHS ENDED
	March 31, 2008	March 31, 2007
Cash Provided from Operations:
Net income	$123.7	$99.9
Adjustments to reconcile net income to net cash provided from operations:
Depreciation and amortization	122.8	125.1
Provision for doubtful accounts	8.9	3.7
Stock-based compensation expense	4.6	3.8
Pension and post retirement benefits expense	3.7	8.9
Deferred taxes	15.6	(5.7)
Other, net	(2.4)	7.2
Changes in operating assets and liabilities, net:
Accounts receivable	(3.3)	16.8
Accrued interest	(68.9)	(83.9)
Accrued taxes	32.0	38.6
Other liabilities	(15.4)	(15.0)
Other, net	(6.2)	15.9

Net cash provided from operations	215.1	215.3

Cash Flows from Investing Activities:
Additions to property, plant and equipment	(55.8)	(80.0)
Disposition of acquired assets held for sale	16.4	—
Other, net	9.2	(4.4)

Net cash used in investing activities	(30.2)	(84.4)

Cash Flows from Financing Activities:
Dividends paid on common shares	(113.6)	(119.1)
Stock repurchase	(100.2)	—
Repayment of debt	(88.6)	(500.1)
Debt issued, net of issuance costs	100.0	499.1
Other, net	(1.0)	—

Net cash used in financing activities	(203.4)	(120.1)

Increase (decrease) in cash and short-term investments	(18.5)	10.8

Cash and Short-Term Investments:
Beginning of the period	72.0	386.8

End of the period	$53.5	$397.6

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WINDSTREAM CORPORATION

UNAUDITED RECONCILIATION OF REVENUES AND SALES AND OPERATING INCOME UNDER GAAP TO PRO FORMA REVENUES AND SALES AND PRO FORMA OIBDA FROM CURRENT BUSINESSES (NON-GAAP)-Page 5

(In millions)

		THREE MONTHS ENDED
		March 31, 2008	March 31, 2007
Consolidated revenues and sales under GAAP		$811.7	$783.7

Pro forma adjustments:
CTC revenues and sales prior to acquisition	(A)	—	45.2
Directory publishing revenues	(B)	—	(22.9)

Consolidated pro forma revenues and sales from current businesses		$811.7	$806.0

Wireline revenues and sales under GAAP		$787.9	$750.4

Pro forma adjustments:
CTC revenues and sales prior to acquisition	(A)	—	38.0
Directory publishing revenues	(B)	—	(9.0)

Wireline pro forma revenues and sales from current businesses		$787.9	$779.4

Operating income under GAAP		$298.7	$269.6

Pro forma adjustments:
CTC operating income prior to the acquisition	(A)	—	6.1
CTC customer list amortization	(C)	—	(2.3)
Merger and integration costs	(D)	1.6	1.6
Operating income adjustment for split off of directory publishing
Wireline	(B)	—	(6.9)
Other	(B)	—	2.0

Adjusted operating income		300.3	270.1

Depreciation and amortization	(E)	122.8	134.8

Pro forma OIBDA from current businesses		$423.1	$404.9

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WINDSTREAM CORPORATION

NOTES TO UNAUDITED RECONCILIATIONS OF RESULTS OF OPERATIONS UNDER GAAP TO PRO FORMA RESULTS FROM CURRENT BUSINESSES-Page 6

Windstream Corporation has entered into various transactions over the past two years that may cause results reported under GAAP to be not necessarily indicative of future results. On August 31, 2007, Windstream completed the acquisition of CT Communications, Inc. ("CTC"). Under the terms of the transaction CTC shareholders received $31.50 in cash for each of their shares of CTC common stock. On November 30, 2007, Windstream completed the split off its directory publishing business to Welsh, Carson, Anderson, and Stowe ("WCAS"), a private equity investment group and Windstream shareholder. In exchange for Windstream's publishing business, Windstream received a special cash dividend of $40.0 million, received $210.5 million in debt relief through a debt-for-debt exchange, and retired approximately 19.6 million shares in Windstream common stock held by WCAS. As a result of completing this transaction, Windstream recorded a gain of $451.3 million in the fourth quarter of 2007. As disclosed in the Windstream Form 8-K filed on May 9, 2008, the Company has presented in this earnings release unaudited pro forma results from current businesses, which include results from CTC for periods prior to the acquisition and excludes (1) results from the directory publishing business, and (2) all merger and integration costs resulting from the transactions discussed above.

Windstream’s purpose for including the results of the acquired businesses and for excluding non-recurring items and the results of the directory publishing business, is to improve the comparability of results of operations for the three months ended March 31, 2008, to the results of operations for the same period of 2007. Windstream's purpose for these adjustments is to focus on the true earnings capacity associated with providing telecommunication services. Management believes the items either included or excluded from pro forma results from current businesses are related to strategic activities or other events, specific to the time and opportunity available, and, accordingly, should be excluded when evaluating the Company's operations. In the second quarter of 2007, the Company revised its presentation of historical pro forma results to include severance expenses. These expenses had been excluded in prior quarters, but should not necessarily be viewed as non-recurring. Management believes that presenting current business measures assists investors by providing more meaningful comparisons of results from current and prior periods, and by providing information that is a better reflection of the core earnings capacity of the businesses. The Company uses pro forma results from current businesses, including pro forma revenues and sales and pro forma OIBDA from current businesses, as a key measure of the operational performance of its business segments. Windstream management, including the chief operating decision-maker, uses these measures consistently for all purposes including: internal reporting purposes, the evaluation of business objectives, opportunities and performance, and the determination of management compensation.

(A)	To reflect operating results recognized by CTC prior to acquisition.
(B)	To reflect the split off of the Company's directory publishing business.
(C)	To recognize amortization for the acquired CTC customer list prior to the acquisition.
(D)	The Company incurred $1.6 million relative to the acquisition of CTC during the first quarter of 2008, primarily related to system conversion costs. The Company incurred $1.6 million in accounting and legal fees and other expenses during the first quarter of 2007 related to the anticipated sale of its directory publishing business.
(E)	Includes depreciation and amortization expense under GAAP, CTC depreciation and amortization expense incurred prior to the acquisition and other pro forma adjustments to depreciation and amortization expense.

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